UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 13, 2018

TITAN COMPUTER SERVICES, INC
 (Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

515 E. Las Olas Boulevard, Suite 120, Fort Lauderdale, FL  33301
(Address of Principal Executive Offices)

(954) 256-5120
(Registrant’s Telephone Number, including area code)

Copy to:

Brunson Chandler & Jones, PLLC
175 South Main Street, Suite 1410
Salt Lake City, Utah 84111
(801)303-5721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☒.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors

On February 13, 2018, Titan Computer Services, Inc. (“the Company”) held a special meeting and approved the election of two new directors, Lesley Visser and Joseph B. Frost, to serve until the next annual meeting of stockholders and/or until his or her resignation, removal or successor has been elected and qualified.

Joseph B. Frost, Director and Chief Operating Officer

Joseph Frost has extensive experience in the areas of client development and management, project development and coordination. Over the past 35 years, Mr. Frost has created and worked with teams of professionals focused on the development of tools and processes to reduce development risks for his clients by reducing technical gaps, improving communications between the owner, consultants and contractors with the ultimate goal of delivering a higher value product and better speed to market.

Lesley Visser, Director

Lesley Visser is one of the most highly acclaimed female sportscasters of all-time. Her long and prestigious trailblazing career has seen her as the first and only woman to be recognized by the Pro Football Hall of Fame as the 2006 recipient of the Pete Rozelle Radio-Television Award, which recognizes “long-time exceptional contributions to radio and television in professional football.” Visser has been honored with the Compass Award for “changing the paradigm of her business” and was one of the 100 luminaries commemorating the 75th anniversary of the CBS Television Network in 2003. She was named “WISE Woman of the Year” in 2002 and voted the “Outstanding Women’s Sportswriter in America” in 1983 and won the “Women’s Sports Foundation Award for Journalism” in 1992. In 1999 she won the first AWSM Pioneer Award. Visser earned her bachelor’s degree in English from Boston College and received an honorary doctorate of Journalism from her alma mater in May 2007. She was born on Sept. 11 in Quincy, Massachusetts and currently resides in Bal Harbour, Florida with her husband, Robert Kanuth, a director of the Company

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 13, 2018, the Company’s Articles of Incorporation were amended to reflect the approved changes:

Amend the Bylaws to Permit a Simple Majority Vote and Allow for the Appointment of up to Seven

Article II Section 10 of the Company’s Bylaws stated, “Any action required or permitted to be taken by the Shareholders thereof may be taken without a meeting if all Shareholders entitled to vote thereon consent in writing to the adoption of a resolution authorizing the action except as otherwise permitted by the Certificate of Incorporation.”

The Bylaws were amended to allow for a simple majority vote as permitted by §615 of the New York Business Corporation Law. The amended section shall read, “Any action required or permitted to be taken by the Shareholders thereof may be taken without a meeting if a majority of the Shareholders entitled to vote thereon consent in writing to the adoption of a resolution authorizing the action.”

Article III Section 2 of the Company’s Bylaws provided that the number of Directors constituting the entire Board “shall not be less than one nor more than three, as may be fixed by resolution of the Board of Director.” The Bylaws were amended to allow for additional directors as proposed herein (up to four) and to allow for additional directors as the Company grows (up to seven). The amended section shall include the number “seven” instead of “three” as the maximum number of directors.

Name Change from “Titan Computer Services, Inc” to “Altitude International, Inc.”

On February 13, 2018, the majority of the shareholders of the Company approved the amendment to the Articles of Incorporation to change the Company’s name from “Titan Computer Services, Inc.” To “Altitude International, Inc.” The purpose of the name change will help further our brand identity and will reflect the major focus of our business operations, the manufacturing and distribution of products in the athletic training industry, specifically altitude training.

Item 8.01 Other Events

The following proposals were adopted at the February 13, 2018 Special Meeting:

Changing Corporate Domicile from New York to Delaware

The stockholders of the Company approved the proposal to change the domicile of the Company from New York to Delaware, to be effected at the Board of Directors’ discretion and in the manner approved by the Board of Directors.

 2017 Incentive Stock Plan

Stockholders approved and ratified the 2017 Incentive Stock Plan (the “2017 Option Plan”) to make available 3,000,000 shares of the Company’s authorized but unissued Common Stock for purchase upon the exercise of options granted under the Plan. The Company’s Board of Directors authorized the 2017 Incentive Stock Plan covering 3,000,000 shares of common stock. The purpose of the plan is designed to retain directors, executives and selected employees and consultants and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 20, 2018

TITAN COMPUTER SERVICES, INC.

By: /s/ David Vincent Name: David Vincent Title: CEO and Director